UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (D) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	February 13, 2008

POSSIS MEDICAL, INC.
(Exact name of registrant as specified in its charter)

Minnesota	0-944	41-0783184
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No)
9055 Evergreen Boulevard NW, Minneapolis, MN	55433-8003
(Address of Principal Executive Offices)	(Zip Code)
Registrant's telephone number, including area code:	763-780-4555
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01     Regulation FD Disclosure.

On February 13, 2008, Possis Medical, Inc., announced it will report complete results for its second quarter ended January 31, 2008, on February 20, 2008, at 7 a.m. (CT). For the second quarter, Possis currently expects net sales of approximately $20.6 million, a 30 percent increase from fiscal 2007 second-quarter sales of $15.8 million. A copy of the press release is furnished as Exhibit 99.1 to this Report.

Item 9.01     Financial Statements and Exhibits.

[c]	Exhibits

99.1	Press Release, dated February 13, 2008, issued by Possis Medical, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Possis Medical, Inc.
(Registrant)

Date:	February 13, 2008

By:	/s/ Jules L. Fisher
Jules L. Fisher
Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated February 13, 2008, issued by Possis Medical, Inc.